UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018
 __________________________________

Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The board of directors of Novelion Therapeutics Inc. (“the Company”) has established August 9, 2018 as the date of the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”) and July 6, 2018 as the record date for determining shareholders entitled to vote at the 2018 Annual Meeting.

The deadline for director nominations for the 2018 Annual Meeting in accordance with the Company’s Advance Notice Policy, as well as for any shareholder proposals for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, is July 9, 2018. Nominations must comply with the requirements of the Company’s Advance Notice Policy and any proposals submitted pursuant to Rule 14a-8 of the Exchange Act must comply with the applicable rules of the Securities and Exchange Commission. Nominations and shareholder proposals must be sent to the Company’s registered office located at 1800 - 510 West Georgia Street, Vancouver, British Columbia, Canada V6B 0M3.

The time and location of the 2018 Annual Meeting will be as set forth in the Company’s proxy statement for the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel

Date: June 11, 2018